Digital Turbine Reports Fiscal 2020 Third Quarter Results and Announces Definitive Purchase Agreement to Acquire Mobile Posse
Revenue of $36.0 Million and Non-GAAP Adjusted EBITDA of $5.6 Million Represented 18% and 47% Annual Growth, Respectively
Mobile Posse Acquisition Expected to Further Diversify Mobile Platform and Create Attractive New Growth Opportunities
Signed Global Distribution Partnership with LG Electronics

Austin, TX - February 10, 2020 - Digital Turbine, Inc. (Nasdaq: APPS) announced financial results for the fiscal third quarter ended December 31, 2019. All operating results discussed below, except as otherwise specifically noted, refer only to the continuing operations of the Company, and all comparisons to prior periods have been adjusted to reflect only continuing operations.

Recent Financial Highlights:

•	Fiscal third quarter revenue was $36.0 million, marking a new all-time high for the Company, and representing 18% growth when compared to the fiscal third quarter of 2019.

•
GAAP net income for the fiscal third quarter was $3.3 million, or $0.04 per share, as compared to a GAAP net loss of $1.1 million, or ($0.01) per share for the fiscal third quarter of 2019. Non-GAAP adjusted net income[1] for the fiscal third quarter was $5.0 million, or $0.05 per share, as compared to Non-GAAP adjusted net income of $3.0 million, or $0.04 per share, in the fiscal third quarter of 2019.

•	Non-GAAP adjusted EBITDA[2] for the fiscal third quarter was $5.6 million, as compared to Non-GAAP adjusted EBITDA of $3.8 million in the fiscal third quarter of 2019.

•	GAAP cash provided by operating activities totaled $8.4 million in the fiscal third quarter. Non-GAAP free cash flow[3] totaled $7.0 million in the fiscal third quarter.

•
GAAP gross margin was 39% for the fiscal third quarter of 2020, as compared to a 35% GAAP gross margin in the fiscal third quarter of 2019. Non-GAAP adjusted gross margin[4] was 40% for the fiscal third quarter of 2020, as compared to 37% in the fiscal third quarter of 2019.

•	The Company has surpassed 365 million total devices with Ignite installed to date, including more than 40 million devices installed during the fiscal third quarter.

•	The Company signed a global partnership agreement with LG Electronics, one of the world’s largest and most innovative mobile communications and consumer electronics companies.

•	The Company’s cash balance was $33.7 million as of December 31, 2019, as compared to the September 30, 2019 balance of $25.2 million. The Company had zero total debt as of December 31, 2019.

Digital Turbine Third Quarter Fiscal 2020 Results
February 10, 2020

“The December quarter was another highly productive quarter for Digital Turbine across a number of fronts,” said Bill Stone, CEO. “In terms of our financial results for the quarter, I was pleased with our improved execution and the resilient profitability demonstrated by our business model. Despite substantially weaker-than-expected Android device sales in November in our core U.S. market, we managed to generate $5.6 million in EBITDA and more than $7 million in free cash flow during the quarter. We did a nice job controlling what we could control as we set all-time records for revenue-per-device (“RPD”), revenue from new products, and revenue from our new partners. In terms of our addressable market for devices, we are continuing to make meaningful progress advancing our global device footprint with key strategic partners such as Samsung, LG Electronics, and Telefonica. We expect these and other new partner rollouts, along with the increased promotion and adoption of 5G, and the penetration into new device types such as televisions, to be significant growth contributors in calendar 2020 and beyond.”

Acquisition of Mobile Posse

Digital Turbine separately announced today that it has entered into a definitive purchase agreement to acquire Mobile Posse, Inc., a mobile content discovery and advertising platform company headquartered in Arlington, VA., for an estimated total of $66.0 million: (1) $41.5 million in cash to be paid at closing, subject to purchase price adjustments, and (2) an estimated earn-out of $24.5 million, to be paid in cash, based on Mobile Posse achieving certain future target net revenues, less associated revenue shares, over a twelve-month period following the closing, noting that the earn-out amount is subject to change based on final results and calculation. The initial cash consideration of $41.5 million will be funded by a combination of cash on hand and debt. The acquisition of Mobile Posse, which is fully consistent with Digital Turbine’s expressed strategy to provide a comprehensive media and advertising solution for our operator and OEM partners while enriching the mobile experience for end users by delivering highly relevant content to their fingertips, is expected to close in the Company’s fiscal fourth quarter.

“We are extremely excited to announce the acquisition of Mobile Posse today,” said Bill Stone, CEO of Digital Turbine. “We believe that this is a great transaction for our partners, advertisers, employees and shareholders. The early returns on our internally-developed Media Hub product showcased exciting potential, thereby encouraging us to profitably accelerate our growth efforts with these types of content offerings, and Mobile Posse has a proven track record of being one of the very best at providing users with richer media content. With a similar-minded focus on promoting higher user engagement and boosting advertising revenue for mobile operators and OEMs, Mobile Posse’s content discovery platform is a perfect complement to our own existing platform offering. I look forward to working with the highly skilled team at Mobile Posse to leverage our respective strengths and partner relationships in an effort to accelerate our mission to build the preeminent end-to-end mobile content delivery platform offering and thereby create additional, highly profitable, growth opportunities for Digital Turbine in the coming years. We look forward to providing more specific details regarding our financial expectations for Mobile Posse on future calls after the transaction has closed. However, based on preliminary unaudited financials, Mobile Posse is expected to have generated more than $55 million in total revenue and more than $10 million in EBITDA during calendar 2019. As such, considering the current run-rate of recurring business at Mobile Posse and the terms of consideration, we anticipate that the Mobile Posse transaction will be meaningfully accretive to our EBITDA following the transaction.”

Digital Turbine Third Quarter Fiscal 2020 Results
February 10, 2020

“Mobile Posse is excited to join the Digital Turbine team,” said Jon Jackson, CEO of Mobile Posse. “As Bill referenced, the strategic rationale for the acquisition is very strong. We believe that Mobile Posse’s content discovery platform and Digital Turbine’s distribution and relationships combine to create a powerful and highly-differentiated industry solution. We look forward to joining forces to make that promise a reality.”

All historical financial information for Mobile Posse referenced above is unaudited and is subject to adjustment based on completion of the audit of Mobile Posse’s financial statements, which adjustments may be material. Investors therefore should not place undue reliance on such unaudited financial information. Following the closing of the acquisition, the Company intends to file the financial statements of Mobile Posse and furnish pro forma financial information as required by Securities and Exchange Commission rules.

Fiscal Third Quarter Financial Results

Revenue for the third quarter of fiscal 2020 was $36.0 million, representing an increase of 18% year-over-year. Revenue growth was constrained by weaker-than-expected Android device sales in our core U.S. market during the quarter. However, we continued to benefit from higher revenue-per-device (“RPD”) trends with our primary U.S.-based carrier partners, reflecting strong advertiser demand for Dynamic Installs and other, newer platform products. Revenue derived via our International partners increased more than 150% year-over-year and represented more than 10% of total revenue in the quarter.

GAAP gross margin was 39% for the third quarter of fiscal 2020, as compared to a 35% GAAP gross margin in the third quarter of fiscal 2019. Non-GAAP adjusted gross margin4 increased to 40% for the third quarter of fiscal 2020, as compared to 37% for the third quarter of fiscal 2019.

Net income from continuing operations for the third quarter of fiscal 2020 was $3.3 million, or $0.04 per share, as compared to a net loss from continuing operations for the third quarter of fiscal 2019 of $1.1 million, or ($0.01) per share. Non-GAAP adjusted net income1 for the third quarter of fiscal 2020 was $5.0 million, or $0.05 per share, as compared to Non-GAAP adjusted net income of $3.0 million, or $0.04 per share, during the third quarter of fiscal 2019.

Non-GAAP adjusted EBITDA2 was $5.6 million for the third quarter of fiscal 2020, as compared to Non-GAAP adjusted EBITDA of $3.8 million for the third quarter of fiscal 2019. The reconciliation between GAAP and Non-GAAP financial results for all referenced periods is provided in a table immediately following the Unaudited Consolidated Statement of Cash Flows below.

Business Outlook

Based on information available as of February 10, 2020, the Company expects fourth quarter fiscal 2020 revenue of between $33.2 million and $34.5 million, and Non-GAAP adjusted EBITDA2 of between $3.5 million and $4.0 million, exclusive of any impact from the acquisition of Mobile Posse.5

It is not reasonably practicable to provide a business outlook for GAAP net income/(loss) from continuing operations because the Company cannot reasonably estimate the changes in the fair value of derivatives associated with outstanding warrants issued in connection with the September 2016 convertible notes offering and stock-based compensation expense, which are directly impacted by changes in the Company’s stock price or other items that are difficult to predict with precision.

Digital Turbine Third Quarter Fiscal 2020 Results
February 10, 2020

About Digital Turbine, Inc.

Digital Turbine innovates at the convergence of media and mobile communications, connecting top mobile operators, OEMs and publishers with app developers and advertisers worldwide. Its comprehensive Mobile Delivery Platform powers frictionless user acquisition and engagement, operational efficiency and monetization opportunities. Digital Turbine’s technology platform has been adopted by more than 35 mobile operators and OEMs worldwide, and has delivered more than one billion app preloads for tens of thousands advertising campaigns. The company is headquartered in Austin, Texas, with global offices in Durham, Mumbai, San Francisco, Singapore and Tel Aviv. For additional information visit www.digitalturbine.com.

Conference Call
Management will host a conference call today at 4:30 p.m. ET to discuss its third quarter financial results, provide operational updates on the business and issue additional commentary on the Mobile Posse acquisition. To participate, interested parties should dial 855-238-2713 in the United States or 412-542-4111 from international locations. A webcast of the conference call will be available at ir.digitalturbine.com/events.

For those who are not able to join the live call, a playback will be available through February 17, 2020. The replay can be accessed by dialing 877-344-7529 in the United States or 412-317-0088 from international locations, passcode 10136386.

The conference call will discuss guidance and other material information.

Digital Turbine Third Quarter Fiscal 2020 Results
February 10, 2020

Use of Non-GAAP Financial Measures
To supplement the Company’s condensed consolidated financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), Digital Turbine uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP adjusted net income and earnings per share (“EPS”), non-GAAP adjusted gross profit, non-GAAP gross margin, non-GAAP adjusted EBITDA and non-GAAP free cash flow. Reconciliations to the nearest GAAP measures of all non-GAAP measures included in this press release can be found in the tables below.

Non-GAAP measures are provided to enhance investors’ overall understanding of the Company's current financial performance, prospects for the future and as a means to evaluate period-to-period comparisons. The Company believes that these Non-GAAP measures provide meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results. The Company believes the Non-GAAP measures that exclude such items when viewed in conjunction with GAAP results and the accompanying reconciliations enhance the comparability of results against prior periods and allow for greater transparency of financial results. The Company believes Non-GAAP measures facilitate management's internal comparison of its financial performance to that of prior periods as well as trend analysis for budgeting and planning purposes. The presentation of Non-GAAP measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

1Non-GAAP adjusted net income and EPS are defined as GAAP net income/(loss) and EPS adjusted to exclude the effect of stock-based compensation, amortization of intangibles, changes in the fair value of derivatives associated with warrants issued in connection with the September 2016 convertible notes offering, and loss on extinguishment of debt. Readers are cautioned that Non-GAAP adjusted net income and EPS should not be construed as an alternative to comparable GAAP net income figures determined in accordance with U.S. GAAP as an indicator of profitability or performance, which is the most comparable measure under GAAP.

2Non-GAAP adjusted EBITDA is calculated as GAAP net income/(loss) excluding the following cash and non-cash expenses: net interest income/(expense), foreign exchange transaction loss, income tax provision, depreciation and amortization, stock-based compensation expense, the change in fair value of derivatives associated with warrants issued in connection with the September 2016 convertible notes offering, other expense, and loss on extinguishment of debt. Readers are cautioned that Non-GAAP adjusted EBITDA should not be construed as an alternative to net income/(loss) determined in accordance with U.S. GAAP as an indicator of performance, which is the most comparable measure under GAAP.

3Non-GAAP free cash flow, which is a non-GAAP financial measure, is defined as net cash provided by operating activities (as stated in our Consolidated Statement of Cash Flows) reduced by capital expenditures. Readers are cautioned that free cash flow should not be construed as an alternative to net cash provided by operating activities determined in accordance with U.S. GAAP as an indicator of profitability, performance or liquidity, which is the most comparable measure under GAAP.

4Non-GAAP adjusted gross profit and gross margin are defined as GAAP gross profit and gross margin adjusted to exclude the effect of intangible amortization expense and depreciation of software. Readers are cautioned that Non-GAAP adjusted gross profit and gross margin should not be construed as an alternative to gross margin determined in accordance with U.S. GAAP as an indicator of profitability or performance, which is the most comparable measure under GAAP.

Digital Turbine Third Quarter Fiscal 2020 Results
February 10, 2020

Non-GAAP adjusted gross profit and gross margin, Non-GAAP adjusted EBITDA, Non-GAAP adjusted net income and EPS, and Non-GAAP free cash flow are used by management as internal measures of profitability, performance and liquidity. They have been included because the Company believes that the measures are used by certain investors to assess the Company’s financial performance before non-cash charges and certain costs that the Company does not believe are reflective of its underlying business.

5Due to the exclusion of Mobile Posse from the fourth quarter fiscal 2020 forecasted revenue and Non-GAAP adjusted EBITDA amounts, such amounts are forward-looking Non-GAAP financial measures. The Company is unable, without unreasonable efforts, to provide a reconciliation for fourth quarter fiscal 2020 forecasted revenue and Non-GAAP adjusted EBITDA to the comparable forecast GAAP measures due to the level of unpredictability associated with the certainty and timing of such acquisition. For these same reasons, we are unable to assess the probable significance of these excluded items.

Forward-Looking Statements
This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this news release that are not statements of historical fact and that concern future results from operations, financial position, economic conditions, product releases and any other statement that may be construed as a prediction of future performance or events, including financial projections and growth in various products are forward-looking statements that speak only as of the date made and which involve known and unknown risks, uncertainties and other factors which may, should one or more of these risks uncertainties or other factors materialize, cause actual results to differ materially from those expressed or implied by such statements.

These factors and risks include:

•	risks associated with Ignite adoption among existing customers (including the impact of possible delays with major carrier and OEM partners in the roll out for mobile phones deploying Ignite)

•	actual mobile device sales and sell-through where Ignite is deployed is out of our control

•
risks associated with new privacy laws, such as the European Union’s GDPR and similar laws which may require changes to our development and user interface for certain functionality of our Ignite product

•	risks associated with the timing of Ignite software pushes to the embedded bases of carrier and OEM partners

•	risks associated with end user take rates of carrier and OEM software pushes which include Ignite

•	new customer adoption and time to revenue with new carrier and OEM partners is subject to delays and factors out of our control

•	risks associated with fluctuations in the number of Ignite slots across US carrier partners

•	required customization and technical integration which may slow down time to revenue notwithstanding the existence of a distribution agreement

•	risks associated with delays in major mobile phone launches, or the failure of such launches to achieve the scale

•	customer adoption that either we or the market may expect

•	the difficulty of extrapolating monthly demand to quarterly demand

•
the challenges, given the Company’s comparatively small size, to expand the combined Company's global reach, accelerate growth and create a scalable, low-capex business model that drives EBITDA (as well as Adjusted EBITDA)

•	ability as a smaller Company to manage international operations

•	varying and often unpredictable levels of orders; the challenges inherent in technology development necessary to maintain the Company's competitive advantage such as adherence to

Digital Turbine Third Quarter Fiscal 2020 Results
February 10, 2020

release schedules and the costs and time required for finalization and gaining market acceptance of new products

•	changes in economic conditions and market demand

•	rapid and complex changes occurring in the mobile marketplace

•	pricing and other activities by competitors

•
derivative and warrant liabilities on our balance sheet will fluctuate as our stock price moves and will also produce changes in our statement of operations; these fluctuations and changes might materially impact our reported GAAP financials in an adverse manner, particularly if our stock price were to rise

•
technology management risk as the Company needs to adapt to complex specifications of different carriers and the management of a complex technology platform given the Company's relatively limited resources

•	risks and uncertainties associated with the completion of the acquisition of Mobile Posse, including the satisfaction of closing conditions

•	the impact on our operations and stock price if the acquisition of Mobile Posse is not completed, and

•	other risks including those described from time to time in Digital Turbine's filings on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC), press releases and other communications.

You should not place undue reliance on these forward-looking statements.  The Company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contacts:
Brian Bartholomew
Digital Turbine
brian.bartholomew@digitalturbine.com

SOURCE Digital Turbine, Inc.

Digital Turbine Third Quarter Fiscal 2020 Results
February 10, 2020

Digital Turbine, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income / (Loss)
(in thousands, except per share amounts)

	Three months ended December 31,
	2019	2018
Net revenues	$36,016	$30,411
Cost of revenues
License fees and revenue share	21,576	19,195
Other direct costs of revenues	400	538
Total cost of revenues	21,976	19,733
Gross profit	14,040	10,678
Operating expenses
Product development	2,783	2,428
Sales and marketing	2,815	1,962
General and administrative	4,310	3,832
Total operating expenses	9,908	8,222
Income from operations	4,132	2,456
Interest and other income / (expense), net
Interest income / (expense), net	59	(194)
Foreign exchange transaction gain / (loss)	—	(2)
Change in fair value of convertible note embedded derivative liability	—	(1,476)
Change in fair value of warrant liability	(870)	(1,651)
Loss on extinguishment of debt	—	(10)
Other income / (expense)	(19)	(43)
Total interest and other income / (expense), net	(830)	(3,376)
Income / (loss) from continuing operations before income taxes	3,302	(920)
Income tax provision	41	216
Income / (loss) from continuing operations, net of taxes	3,261	(1,136)
Income / (loss) from discontinued operations	65	(212)
Net income / (loss) from discontinued operations, net of taxes	65	(212)
Net income / (loss)	$3,326	$(1,348)
Other comprehensive loss
Foreign currency translation adjustment	(44)	(5)
Comprehensive income / (loss)	$3,282	$(1,353)
Basic and diluted net income / (loss) per common share
Continuing operations	$0.04	$(0.01)
Discontinued operations	—	—
Net income / (loss)	$0.04	$(0.01)
Weighted-average common shares outstanding, basic	85,876	77,645
Weighted-average common shares outstanding, diluted	92,472	77,645

Digital Turbine Third Quarter Fiscal 2020 Results
February 10, 2020

Digital Turbine, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except par value and share amounts)

	December 31, 2019	March 31, 2019
	(Unaudited)
ASSETS
Current assets
Cash	$33,714	$10,894
Restricted cash	165	165
Accounts receivable, net of allowances of $1,101 and $895, respectively	26,694	22,707
Prepaid expenses and other current assets	2,141	1,331
Current assets held for disposal	1,527	2,026
Total current assets	64,241	37,123
Property and equipment, net	5,116	3,430
Right-of-use assets	2,029	—
Deferred tax assets	—	40
Goodwill	42,268	42,268
TOTAL ASSETS	$113,654	$82,861
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$20,820	$14,912
Accrued license fees and revenue share	16,264	16,205
Accrued compensation	3,296	2,441
Warrant liability	6,300	—
Other current liabilities	4,285	826
Current liabilities held for disposal	3,431	3,924
Total current liabilities	54,396	38,308
Warrant liability	—	8,013
Other non-current liabilities	2,007	182
Total liabilities	56,403	46,503
Stockholders' equity
Preferred stock
Series A convertible preferred stock at $0.0001 par value; 2,000,000 shares authorized, 100,000 issued and outstanding (liquidation preference of $1,000)	100	100
Common stock
$0.0001 par value: 200,000,000 shares authorized; 87,057,421 issued and 86,322,965 outstanding at December 31, 2019; 82,354,940 issued and 81,620,485 outstanding at March 31, 2019	10	10
Additional paid-in capital	353,968	332,793
Treasury stock (754,599 shares at December 31, 2019 and March 31, 2019)	(71)	(71)
Accumulated other comprehensive loss	(720)	(356)
Accumulated deficit	(296,036)	(296,118)
Total stockholders' equity	57,251	36,358
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$113,654	$82,861

Digital Turbine Third Quarter Fiscal 2020 Results
February 10, 2020

Digital Turbine, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	Three months ended December 31,
	2019	2018
Cash flows from operating activities
Net income from continuing operations, net of taxes	$3,261	$(1,136)
Adjustments to reconcile net income from continuing operations to net cash provided by / (used in) operating activities:
Depreciation and amortization	540	709
Loss on disposal of fixed assets	(4)	—
Change in allowance for doubtful accounts	48	71
Amortization of debt discount and debt issuance costs	—	63
Stock-based compensation	744	474
Stock-based compensation for services rendered	173	157
Change in fair value of convertible note embedded derivative liability	—	1,476
Change in fair value of warrant liability	870	1,651
Loss on extinguishment of debt	—	10
(Increase) / decrease in assets:
Accounts receivable	(1,439)	(3,460)
Deposits	—	(10)
Deferred tax assets	7	216
Prepaid expenses and other current assets	(743)	(584)
Right-of-use assets	104	—
Increase / (decrease) in liabilities:
Accounts payable	(1,493)	(4,200)
Accrued license fees and revenue share	4,634	5,773
Accrued compensation	889	1,033
Other current liabilities	904	377
Other non-current liabilities	(105)	66
Net cash provided by operating activities - continuing operations	8,390	2,686
Net cash used in operating activities - discontinued operations	47	(338)
Net cash provided by / (used in) operating activities	8,437	2,348
Cash flows from investing activities
Capital expenditures	(1,374)	(696)
Net cash used in investing activities - continuing operations	(1,374)	(696)
Net cash used in investing activities - discontinued operations	—	41
Net cash used in investing activities	(1,374)	(655)
Cash flows from financing activities
Options and warrants exercised	1,541	63
Net cash provided by financing activities	1,541	63
Effect of exchange rate changes on cash	(44)	(5)
Net change in cash	8,560	1,751
Cash and restricted cash, beginning of period	25,319	8,780
Cash and restricted cash, end of period	$33,879	$10,531

Digital Turbine Third Quarter Fiscal 2020 Results
February 10, 2020

GAAP GROSS MARGIN TO NON-GAAP GROSS MARGIN

(in thousands)

	3 Months Ended	3 Months Ended
	December 31, 2019	December 31, 2018
	(Unaudited)	(Unaudited)
Continuing Operations:
Revenue	$36,016	$30,411
Gross profit	$14,040	$10,678
Gross margin percentage	39.0%	35.1%
Add back items:
Amortization of intangibles	$—	$335
Depreciation of software	$400	$204
Non-GAAP gross profit	$14,440	$11,217
Non-GAAP gross margin percentage	40.1%	36.9%

GAAP NET INCOME / (LOSS) TO NON-GAAP ADJUSTED NET INCOME

(in thousands)

	3 Months Ended	3 Months Ended
	December 31, 2019	December 31, 2018
	(Unaudited)	(Unaudited)
Continuing Operations:
Net income / (loss) from continuing operations	$3,261	$(1,136)
Add back items:
Stock and stock option compensation	917	631
Amortization of intangibles	—	335
Change in fair value of convertible note embedded derivative and warrant liability	870	3,127
Loss on extinguishment of debt	—	10
Non-GAAP adjusted net income from continuing operations	$5,048	$2,967
Non-GAAP adjusted net income per share from continuing operations, basic	$0.05	$0.04
Weighted average common shares outstanding, diluted	92,472	77,645

Digital Turbine Third Quarter Fiscal 2020 Results
February 10, 2020

GAAP NET INCOME / (LOSS) TO NON-GAAP ADJUSTED EBITDA

(in thousands)

	3 Months Ended	3 Months Ended
	December 31, 2019	December 31, 2018
	(Unaudited)	(Unaudited)
Continuing Operations:
Net Loss	$3,261	$(1,136)
Add back items:
Stock and stock option compensation	917	631
Amortization of intangibles	—	335
Depreciation expense	540	374
Interest (income) / expense, net	(59)	194
Other (income) / expense	19	43
Change in fair value of convertible note embedded derivative liability and warrant liability	870	3,127
Loss on extinguishment of debt	—	10
Foreign exchange transaction gain / (loss)	—	2
Income tax provision / (benefit)	41	216
Non-GAAP Adjusted EBITDA from continuing operations	$5,589	$3,796

GAAP CASH FLOW FROM OPERATING ACTIVITIES FROM CONTINUING OPERATIONS TO NON-GAAP FREE CASH FLOW FROM CONTINUING OPERATIONS

(in thousands)

	3 Months Ended	3 Months Ended
	December 31, 2019	December 31, 2018
	(Unaudited)	(Unaudited)
Net cash provided by operating activities from continuing operations	$8,390	$2,686
Capital Expenditures	(1,374)	(696)

Non-GAAP free cash flow provided by continuing operations	$7,016	$1,990